UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Acadia Healthcare Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-2492228
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

830 Crescent Centre Drive, Suite 610 Suite 610 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-175523 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

A description of the common stock, par value $0.01 per share (the “Common Stock”), of Acadia Healthcare Company, Inc. (the “Registrant”), is contained in the Registrant’s Registration Statement on Form S-4 (File No. 333-175523), which was originally filed with the Securities and Exchange Commission on July 13, 2011 and which became effective on September 27, 2011, including the final proxy statement/prospectus contained therein (the “S-4 Registration Statement”). The descriptions of the Common Stock contained in the S-4 Registration Statement under “Description of Acadia Capital Stock” and the other sections of the S-4 Registration Statement cross-referenced to under “Description of Acadia Capital Stock” are incorporated in this Item 1 by reference.

Item 2.	Exhibits

Pursuant to Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Dated: October 31, 2011

	By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Executive Vice President, General Counsel and Secretary

3